Exhibit 4.7

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS

BEEN OMITTED BECAUSE ZIOPHARM ONCOLOGY, INC. HAS DETERMINED THE INFORMATION (I) IS

NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZIOPHARM ONCOLOGY, INC. IF

PUBLICLY DISCLOSED.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS MAY ONLY BE TRANSFERRED IF THE TRANSFER AGENT FOR SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

ZIOPHARM ONCOLOGY, INC.

WARRANT TO PURCHASE COMMON STOCK

No. CSW-1	October 22, 2019 (“Issuance Date”)

Void After the Expiration Date

THIS CERTIFIES THAT, for value received, The Board of Regents of The University of Texas System (the “Holder”), on behalf of The University of Texas M.D. Anderson Cancer Center (“MD Anderson”), or its permitted assigns, is entitled to subscribe for and purchase at the Exercise Price from Ziopharm Oncology, Inc. (the “Company”) up to three million three hundred thirty-three thousand three hundred thirty-three (3,333,333) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant is being issued pursuant to the terms of the 2019 Research and Development Agreement, dated as of October 22, 2019, by and between the Company and the Holder (the “R&D Agreement”). If any term or provision of this Warrant conflicts with any term or provision of the R&D Agreement, the terms and provisions of this Warrant shall control.

1.    DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a)    “Business Day” means any day other than Saturday, Sunday, a federal holiday or other day on which commercial banks in Boston, Massachusetts are closed to the public.

(b)    “Commission” means the United States Securities and Exchange Commission.

(c)    “Effectiveness Date” means the date the Registration Statement has been declared effective by the Commission.

(d)    “Effectiveness Period” has the meaning set forth in Section 18.1 hereof.

(e)    “Exercise Period” shall mean the period commencing at 12:00:01 a.m., Boston, Massachusetts time, on the Issuance Date and ending at 11:59:59 p.m., Boston, Massachusetts time, on the Expiration Date, unless sooner terminated as provided herein.

(f)    “Exercise Price” shall mean $0.001 per share of Common Stock, subject to adjustment pursuant to Section 6 below.

(g)    “Exercise Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to, adjustment pursuant to Section 6 below.

(h)    “Exchange Act” has the meaning set forth in Section 4.4 hereof.

(i)    “Expiration Date” means 11:59:59 p.m., Boston, Massachusetts time, on December 31, 2026.

(j)    “Filing Date” means the sixtieth (60th) Business Day following a written request from Holder; provided, that any such request shall only occur after this Warrant has been exercised in full or in part in accordance with Section 3.2 and payment of the Exercise Price was made; provided, however, that if the Filing Date falls on a day that is not a Business Day, then the Filing Date shall be extended to the next Business Day.

(k)    “Prospectus” means any prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to any such Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

(l)    “Registrable Securities” means shares of Common Stock issued or issuable to the Holder upon exercise of the Warrants; provided, however, that the applicable Holder has completed and delivered to the Company a questionnaire in the form as may reasonably be requested by the Company from time to time; provided, further, that such securities shall no longer be deemed Registrable Securities if (i) such securities have been sold pursuant to a Registration Statement, (ii) such securities have been sold in compliance with Rule 144, or (ii) all such securities may be sold without limitation or restriction pursuant to Rule 144.

(m)    “Registration Statement” means the registration statements and any additional registration statements contemplated by this Agreement, including (in each case) the related Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement. “Registration Statement” shall include the Company’s existing automatic Registration Statement on Form S-3 filed on June 21, 2019 (File no. 333-232283) if the Company elects to file a post-effective amendment or a prospectus supplement pursuant to such Registration Statement that would be deemed to be part of such existing automatic Registration Statement in accordance with Rule 430B under the Securities Act and would permit the sale and distribution of all the Registrable Securities (an “ASR Pro Supp”).

(n)    “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(o)    “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(p)    “Securities Act” means the Securities Act of 1933, as amended, and related regulations and guidance promulgated by the Commission.

2.    DURATION OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period, subject to the vesting schedule set forth in Section 3.1. If not exercised at or before the Expiration Date, this Warrant shall become void, and all rights of the Holder under this Warrant shall cease.

3.    VESTING SCHEDULE; EXERCISE.

3.1    Vesting Schedule. The Exercise Shares shall vest and become exercisable as set forth below, provided that on each vesting date, the R&D Agreement has not been earlier terminated in accordance with its terms. Upon termination of the R&D Agreement, vesting of the Exercise Shares shall cease and this Warrant shall thereafter remain exercisable during the Exercise Period for up to that number of Exercise Shares as were vested as of the effective time of such termination.

(a)    [***]

3.2    Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time, subject to the terms of Section 2 and as further specified herein, during the Exercise Period, so long as the Exercise Shares for which this Warrant is being exercised are then vested and exercisable hereunder in accordance with Section 3.1, by delivery by the Holder of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)    An executed Notice of Exercise in the form attached hereto as Exhibit A;

(b)    Payment of the Exercise Price either in cash or by wire transfer of immediately available funds; provided, however, that, for so long as the R&D Agreement is in effect, the Holder may, at its option in writing in the Notice of Exercise, elect to offset the Exercise Price against any amounts then owed to the Holder from the Company; and

(c)    This Warrant.

For the avoidance of doubt, this Warrant may not be exercised for any Exercise Shares that have not vested in accordance with Section 3.1. Upon the exercise of the rights represented by this Warrant, a book-entry statement for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any book-entry statements for Exercise Shares are to be delivered upon exercise of this Warrant shall be deemed to have become the holder of record of such shares of Common Stock purchased on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such book-entry statement, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

4.    COVENANTS OF THE COMPANY.

4.1    Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4.2    Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Holder shall, at the time of delivery of the Exercise Shares being issued in accordance with Section 3.2, surrender this Warrant to the Company pursuant to Section 3.2(c) and promptly after such surrender, the Company shall deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Exercise Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

4.3    Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.4    Rule 144. As long as any Holder owns any Registrable Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such person to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

5.    REPRESENTATIONS OF HOLDER.

5.1    Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

5.2    Information and Sophistication. The Holder hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire this Warrant and the Exercise Shares, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the financial condition of the Company and the risks associated with the acquisition of this Warrant and the Exercise Shares and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

5.3    Ability to Bear Economic Risk. The Holder acknowledges that investment in the securities of the Company involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Exercise Shares for an indefinite period of time and to suffer a complete loss of its investment.

5.4    Securities Are Not Registered.

(a)    The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b)    The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered on a Registration Statement or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to comply with any exemption from such registration.

(c)    The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company and the resale following the required holding period under Rule 144. The Holder is aware that the conditions for resale set forth in Rule 144 may not occur in the foreseeable future.

5.5    Disposition of Warrant and Exercise Shares.

(a)    The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i)    The Company shall have received a letter secured by the Holder from the Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii)    There is then in effect a Registration Statement covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)    The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws.

(b)    The Holder understands and agrees that all certificates and/or book entry-statements evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH

SECURITIES MAY ONLY BE TRANSFERRED IF THE TRANSFER AGENT FOR SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

5.6    Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.

5.7    Brokers and Finders. No person will have, as a result of the issuance of this Warrant, any valid right, interest or claim against or upon the Company or the Holder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Holder.

6.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF EXERCISE SHARES. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 8 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

7.    FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

8.    EARLY TERMINATION. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, the Company shall provide to the Holder twenty (20) days advance written notice of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets, and this Warrant shall terminate unless exercised prior to the occurrence of such reorganization, reclassification, consolidation, merger or sale or other disposition of the Company’s assets.

9.    NO STOCKHOLDER RIGHTS. Except as otherwise specifically provided herein, the Holder, solely in such person’s capacity as a Holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

10.    TRANSFER AND ASSIGNMENT OF WARRANT. During such time as any of the Exercise Shares remain unvested, this Warrant shall not be assigned or transferred by Holder, whether by operation of law or otherwise. Following such time as all of the Exercise Shares have vested and become exercisable in accordance with Section 3.1 above, and subject to applicable laws, the restriction on transfer set forth in this Warrant (including the foregoing sentence), and any restrictions applicable to the transfer of shares set forth in the Company’s charter or bylaws or in the R&D Agreement, as each may be amended from time to time, this Warrant and all rights hereunder (including registration rights pursuant to Section 18) shall be freely transferable, by the Holder in person or by duly authorized attorney, upon: (i) delivery of this Warrant and an executed version of the form of assignment attached hereto as Exhibit B to any transferee designated by the Holder within ten (10) days of the date of such transfer or assignment; and (ii) execution and delivery of an investment letter in the form and substance satisfactory to the Company pursuant to which the transferee or assignee, among other things, shall agree with the Company to be bound by all of the provisions of this Warrant. The rights to transfers and assignment shall apply to the Holders (and to subsequent) successors and assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

11.    NO THIRD-PARTY BENEFICIARIES. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

12.    LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

13.    WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

14.    AMENDMENT. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

15.    NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (e) when sent by email upon receipt of an acknowledgment by return email by the recipient as to receipt, which acknowledgment shall not be unreasonably delayed or withheld by the recipient. All communications shall be sent to the Company at the physical address or email listed on the signature page and to the Holder at M. D. Anderson Cancer Center, Strategic Industry Ventures, 7007 Bertner Avenue, 1MC9.2216, Houston, Texas 77030-3907, Attention: Larry Hope, Director, New Ventures and Business Development, or [***] or at such other physical address or email address as the Company or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

16.    ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

17.    GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

18.    REGISTRATION RIGHTS.

18.1    Registration Obligations; Filing Date Registration. The Company shall use reasonable best efforts to prepare and file with the Commission on or prior to the Filing Date a Registration Statement covering the resale of the Registrable Securities as would permit the sale and distribution of all the Registrable Securities from time to time pursuant to Rule 415 in the manner reasonably requested by the Holder. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Company shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form). The Registration Statement shall contain the “Plan of Distribution” section in the form reasonably acceptable to the Company and the Holder. The Company shall use reasonable best efforts to cause the Registration Statement filed by it to be declared effective under the Securities Act as promptly as practicable after the filing thereof but in any event on or prior to the Effectiveness Date, and to keep such Registration

Statement continuously effective under the Securities Act until the earlier of (i) such date as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities or (ii) the date that is two (2) years following the Effectiveness Date (the “Effectiveness Period”). If an ASR Pro Supp is not used to comply with this Section 18.1, then by 4:00 p.m., New York City time, on the Business Day following the Effectiveness Date, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. For the avoidance of doubt, the Company may elect, in its sole discretion, to satisfy its obligations pursuant to this Warrant by filing an ASR Pro Supp on or prior to the Filing Date in lieu of a new Registration Statement, in which case the Company shall have satisfied its obligations pursuant to this Section 18.1 in full, and such ASR Pro Supp shall constitute a “Registration Statement” for all purposes hereof, with such necessary changes in the details of the provisions hereof as are necessitated by the context, including, without limitation, to take into account that the ASR Pro Supp is a Prospectus filed after the effectiveness of a Registration Statement and not a newly filed Registration Statement.

18.2    Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Section 18 by the Company (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for the Holder except as specifically provided below), except as and to the extent specified in this Section 18.2, shall be borne by the Company whether or not a Registration Statement is filed by the Company or becomes effective and whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market, LLC and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made by the Company with the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws by the Company or with respect to Registrable Securities); (ii) messenger, telephone and delivery expenses; (iii) fees and disbursements of counsel for the Company; (iv) Securities Act liability insurance, if the Company so desires such insurance; and (v) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Warrant, including, without limitation, the Company’s independent public accountants. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Warrant (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of the Purchaser or, except to the extent provided for above or in the related transaction documents, any legal fees or other costs of the Holder.

18.3    Survival. Notwithstanding anything herein to the contrary, this Section 18 shall survive until the end of the Effectiveness Period; provided, however, that the terms set forth in Section 18.2 shall remain in effect in accordance with their terms.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of October 22, 2019.

ZIOPHARM ONCOLOGY, INC.

By:	/s/ Robert Hadfield
Name:	Robert Hadfield
Title:	General Counsel

Address:	One First Avenue
Parris Building #34
Navy Yard Plaza
Boston, MA 02129
Attn: Robert Hadfield
Email: [***]

EXHIBIT A

NOTICE OF EXERCISE

TO: ZIOPHARM ONCOLOGY, INC.

(1)    The undersigned hereby elects to purchase                  shares of common stock, par value $0.001 per share (the “Common Stock”), of Ziopharm Oncology, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and [tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any/elects to offset payments owed to the undersigned pursuant to the R&D Agreement, as defined in the Warrant].

(2)    Please issue a book-entry statement representing said shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)    The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the amount of time prescribed by Rule 144; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a Registration Statement covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(4)    No Exercise Shares subject to the attached Warrant may be exercised prior to the vesting of such Exercise Shares in accordance with Section 3 of such Warrant.

(Date)	(Signature) (Print name)

EXHIBIT B

ASSIGNMENT FORM

[To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.]

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned in full to:

Name:

(Please Print)

Address:
(Please Print)

Email Address:
(Please Print)

Date of Transfer/Assignment: , 20

Date of this Form: , 20

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Pursuant to the requirements of Section 10 of the Warrant, attached hereto is a copy of the

Warrant so transferred or assigned to the person or entity first named above.